SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
September 29, 2006

Tanger Factory Outlet Centers, Inc.
Tanger Properties Limited Partnership
(Exact Name of Registrant as Specified in Charter)

North Carolina North Carolina (State or Other Jurisdiction of Incorporation)	1-11986 33-99736-01 (Commission File Number)	56-1815473 56-1822494 (IRS Employer Identification No.)

3200 Northline Avenue, Suite 360 Greensboro, NC 27408 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (336) 292-3010

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Mr. Willard A. Chafin (age 68), Executive Vice President of Leasing, Operations and Marketing of Tanger Factory Outlet Centers, Inc., or the Company, announced that he will retire effective November 3, 2006. Mr. Chafin has been employed with the Company for over 16 years. He has served in various executive positions since joining the Company in April 1990 and has provided invaluable leadership in the areas of leasing, marketing, operations, asset management and site selection.

In consideration of Mr. Chafin’s retirement, the Share and Unit Option Committee of the Company’s Board of Directors approved on September 26, 2006, the vesting of Mr. Chafin’s remaining unvested options to acquire 7,500 units in Tanger Properties Limited Partnership, or the Operating Partnership, (which are exchangeable into 15,000 of the Company’s common shares), upon the execution of a written agreement outlining the terms of Mr. Chafin’s resignation acceptable to management (the “Retirement Agreement”). The Retirement Agreement was executed by Mr. Chafin and the Company on September 29, 2006. As a result of the accelerated vesting of Mr. Chafin’s options, the Company and the Operating Partnership will recognize approximately $240,000 as additional compensation expense under Statement of Financial Accounting Standards No. 123 (revised 2004) during the third quarter of 2006.

The Retirement Agreement stipulates that Mr. Chafin’s unvested options shall become exercisable on September 29, 2006. However, Mr. Chafin will not be entitled to any compensation upon his death or disability or upon the termination of his employment, as provided under Mr. Chafin’s existing employment agreement, and his unvested restricted shares will be forfeited. Mr. Chafin will receive no other compensation upon his termination other than his base salary and unused vacation time accrued up to and through his termination date.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2006	TANGER FACTORY OUTLET CENTERS, INC. (Registrant)
By:	/s/ Stanley K. Tanger
Stanley K. Tanger Chairman of the Board of Directors and Chief Executive Officer

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2006	TANGER PROPERTIES LIMITED PARTNERSHIP (Registrant)
By:	/s/ Stanley K. Tanger
Stanley K. Tanger Chief Executive Officer of Tanger GP Trust, Sole General Partner of the Registrant